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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Cell Pathways, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-51762 and No. 33-66701) and the Registration Statements on Form S-3 (No. 333-85990, No. 333-55158, No. 333-50514 and No. 333-93811) of Cell
Pathways, Inc. and subsidiaries of our report dated February 14, 2003, with respect to the consolidated balance sheet of Cell Pathways, Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity (deficit) and partners' investment, and cash flows for the year ended and for the period from August 10, 1990 (inception) through December 31, 2002, which report appears in the December 31, 2002, annual report on Form 10-K of Cell Pathways, Inc. and subsidiaries.

The consolidated financial statements of Cell Pathways, Inc. and subsidiaries as of December 31, 2001 and for each of the years in the two-year period ended December 31, 2001 and for the period from August 10, 1990 (inception) through December 31, 2002, to the extent related to the period from August 10,1990 (inception) through December 31, 2001, were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements in their report dated February 25, 2002. Our opinion on the consolidated statements of operations, stockholders' equity (deficit) and partners' investment, and cash flows, insofar as it relates to the amounts included for the period from August 10, 1990 (inception) through December 31, 2001, is based solely on the report of the other auditors.

Our report dated February 14, 2003, contains an explanatory paragraph that states that Cell Pathways' recurring losses from operations, accumulated deficit and limited liquid resources raise substantial doubt about Cell Pathways' ability to continue as a going concern. Cell Pathways' consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

/s/ KPMG LLP
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Philadelphia, Pennsylvania
March 24, 2003